Exhibit 10.2
SECOND CREDIT AMENDING AGREEMENT
     THIS SECOND CREDIT AMENDING AGREEMENT dated as of September 8, 2008 is entered into by and among National City Bank, Canada Branch (the “Lender”), RTI Claro, Inc. (the “Borrower”), RTI International Metals, Inc. (“RTI International”), RMI Titanium Company (“Titanium”), Tradco, Inc. (“Tradco”), New Century Metals Southeast, Inc. (“Southeast”), Extrusion Technology Corporation of America (“Extrusion”) and RTI Energy Systems, Inc. (“Energy”) and RTI Finance Corp. (“Finance”) (the “Amending Agreement”).
RECITALS:
A.	The Lender, the Borrower and RTI International are parties to a credit agreement dated December 27, 2006 (the “Original Credit Agreement”) (as amended by a Credit Amending Agreement among the parties hereto dated September 27, 2007 (the “First Amendment”) and as it may be further amended, supplemented, restated, changed or replaced from time to time, the “Credit Agreement”);

B.	RTI International, Titanium, Tradco, Southeast, Extrusion, Energy and Finance (collectively, the “Guarantors” and each a “Guarantor”) have guaranteed the repayment of the Outstanding Obligations of the Borrower to the Lender pursuant to the guarantees executed by each of them (together with all amendments, restatements, modifications, supplements, replacements, extensions, renewals, and confirmations, the “Guarantees” and each a “Guarantee”);

C.	The Borrower and the Guarantors have requested that the Lender amend certain terms of the Credit Agreement in the manner set out in this Amending Agreement; and

D.	The Lender has agreed to amend certain provisions of the Credit Agreement pursuant to the terms and conditions set out in this Amending Agreement.
     NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2.	Amendments. Upon satisfaction of the conditions precedent set out in section 4 below, the Credit Agreement is amended as follows:
(i)	The definitions of “Consolidated EBITDA” and “Debt Service Coverage Ratio” are deleted in their entirety.

(ii)	The definition of “Agent” is deleted in its entirety and replaced with the following:

“Agent” means National City Bank, in its capacity as administrative agent for certain lenders, in respect of syndicated credit facilities provided to RTI International pursuant to the US Credit Agreement.
(iii)	The definition of “US Credit Agreement” is deleted in its entirety and replaced with the following:
“US Credit Agreement” means the first amended and restated credit agreement dated September 8, 2008 among, inter alia, RTI International, as Borrower, the lenders party thereto, Citibank, N.A. as Syndication Agent, PNC Bank, National Association, as Documentation Agent, PNC Capital Markets LLC and Fifth Third Bank as Co-Lead Arrangers, PNC Capital Markets LLC as Sole Bookrunner and the Agent, a copy of which is attached hereto as Schedule “F” without regard to any amendment, restatement or replacement unless such amendment, restatement or replacement has been acknowledged by the Agent by execution of such amendment, restatement or replacement or other writings.
(iv)	Section 8.01(e) is hereby deleted in its entirety and replaced with the following:
“Borrower’s Financial Information. Effective in respect of the Borrower’s 2007 Fiscal Year and thereafter, the Borrower shall deliver financial statements, balance sheets, information and reports as reasonably requested by the Lender within 10 Business Days of such request.”
(v)	Section 8.01(f) is hereby deleted in its entirety and replaced with the following:
“RTI International’s Financial Information. RTI shall comply with all financial and other reporting required pursuant to the US Credit Agreement and shall deliver to the Lender a Compliance Certificate within 90 days of the end of each of its Fiscal Years and within 60 days of the end of each of the first, second and third quarters of each of its Fiscal Years.”
(vi)	Section 8.02(c) is hereby deleted in its entirety.

(vii)	Schedule “A” is hereby deleted in its entirety and replaced with Annex “1” hereto.

(viii)	Schedule “F” is deleted in its entirety and replaced with Annex “2” hereto.
3.	First Amendment. Section 2(xi) of the First Amendment shall be read and understood to have amended Section 8.03(m) of the Credit Agreement.

4.	Conditions Precedent. The effectiveness of the foregoing amendment is subject to the conditions precedent set out below being met to the satisfaction of the Lender in its sole and absolute discretion:
(i)	this Amending Agreement shall have been duly executed and delivered by the Borrower, the Guarantors and the Lender;

(ii)	the Borrower shall have paid to the Lender a non-refundable, fully earned amendment fee in the amount of CAD$11,198.40;

(iii)	Finance shall have delivered concurrently herewith a guarantee of the indebtedness, liabilities and obligations of the Borrower;

(iv)	the Lender shall have received such opinions and certificates as the Lender may reasonably require;

(v)	the Borrower has paid or reimbursed the Agent and the Lenders for all of their out-of-pocket costs and expenses incurred in connection with the Credit Agreement and this Amending Agreement, including, without limitation, the fees and disbursements of counsel to the Lender; and

(vi)	no Event of Default has occurred and is continuing.
Any of the foregoing conditions precedent may be waived by the Lender in its sole and absolute discretion, in whole or in part, and with or without terms or conditions.

5.	Acknowledgement of Guarantees. Each Guarantor hereby acknowledges, confirms and agrees that the Guarantee of such Guarantor unconditionally and irrevocably guarantees to the Lender the full and punctual payment when due, whether at stated maturity, by required payment, by acceleration, declaration, demand or otherwise, of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Lender pursuant to the Credit Agreement together with interest thereon and all costs, charges and expenses incurred in connection therewith (including reasonable counsel fees and expenses) upon the terms and conditions set out in such Guarantee and such Guarantee remains in full force and effect as at the date hereof.

6.	Guarantor’s Information. Each Guarantor confirms that such Guarantor shall independently keep apprised of the financial position of the Borrower and acknowledges that the Lender has no obligation to any Guarantor to do so or to give notice of any further amendments or previous amendments to the Credit Agreement. Each Guarantor acknowledges and confirms that such Guarantor has received a copy of the Credit Agreement and understands the terms thereof.

7.	Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this Amending Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement.

8.	Effectiveness. This Amending Agreement shall become effective on the date on which this Amending Agreement shall have been duly executed and delivered by the Lender, the Borrower and the Guarantors.

9.	Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants that each of covenants, the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement, the Guarantees or any other document, agreement, certificate or instrument executed in favour of the Lender pursuant to the Credit Agreement shall be, after giving effect to this Amending Agreement, true and correct in all material respects as if made on and as of the date hereof.

10.	Continuing Effect of Credit Agreement. This Amending Agreement shall not be construed as a waiver or consent to any further or future action on the part of the Borrower and/or the Guarantors that would require a waiver or consent of the Lender. Except as provided hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

11.	No Novation. Nothing in this Amending Agreement, nor in the Credit Agreement when read together with this Amending Agreement, shall constitute novation, payment, readvance, or otherwise of any existing Outstanding Obligations of the Borrower.

12.	Counterparts. This Amending Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same agreement. This Amending Agreement, to the extent signed and delivered by means of electronic transmission (including, without limitation, facsimile and Internet transmissions), shall be treated in all manner and respects as an original agreement and should be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

13.	Governing law. This Amending Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the province of Ontario and the laws of Canada applicable therein.

14.	Expenses. The Borrower and the Guarantors, jointly and severally, agree to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amending Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.

15.	Judgment Currency. The obligations of the Borrower and the Guarantors pursuant to the Loan Documents to make payments in a specific currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the Contractual Currency payable or expressed to be payable under the Loan

Documents. Accordingly, the obligations of the Borrower and the Guarantors shall be enforceable as an alternative or additional cause of action for the purpose of recovering the other currency of the amount (if any) by which such effective receipt shall fall short of the Contractual Currency payable or expressed to be payable under the Loan Documents and shall not be effected by judgment being offered for any other sum due under the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

NATIONAL CITY BANK, CANADA BRANCH
Per:

Name:
Title:

Name:
Title:

I have authority to bind the Bank.

RTI CLARO, INC.
Per:

Name:
Title:

I have authority to bind the Corporation.

RTI INTERNATIONAL METALS, INC.
Per:

Name:
Title:

I have authority to bind the Corporation.

RMI TITANIUM COMPANY
Per:

Name:
Title:

I have authority to bind the Corporation.

TRADCO, INC.
Per:

Name:
Title:

I have authority to bind the Corporation.

NEW CENTURY METALS SOUTHEAST, INC.
Per:

Name:
Title:

I have authority to bind the Corporation.

EXTRUSION TECHNOLOGY CORPORATION OF AMERCIA
Per:

Name:
Title:

I have authority to bind the Corporation.

RTI ENERGY SYSTEMS, INC.
Per:

Name:
Title:

I have authority to bind the Corporation.

RTI FINANCE CORP.
Per:

Name:
Title:

I have authority to bind the Corporation.

ANNEX “1”
SCHEDULE “A”
COMPLIANCE CERTIFICATE

TO:	NATIONAL CITY BANK, CANADA BRANCH (the “Lender”)
All defined terms set forth in this Compliance Certificate shall have the respective meanings set forth in the Credit Agreement dated as of December 27, 2006 among the Lender, RTI Claro, Inc. (the “Borrower”) and RTI International Metals, Inc. (“RTI International”) (as amended, restated, modified, supplemented or replaced, the “Credit Agreement”).
In accordance with the Credit Agreement, I, [insert name and title of certifying office], hereby certify without personal liability that:
That I am the                      and                      of RTI International.
That I am familiar with and have examined the provisions of the Credit Agreement and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of RTI International. Based upon the foregoing and as of the date of this certificate, I am of the view that:
(a)	RTI International and the Borrower are in (not in) compliance with the terms and conditions of the above mentioned Credit Agreement (, as stated below);

(b)	RTI International is in (not in) compliance with the terms and conditions of the US Credit Agreement and no Default or Event of Default, as defined in and pursuant to such US Credit Agreement, has occurred (, as stated below); and

(c)	there has been no Material Adverse Change since the date of the last financial statements delivered under the US Credit Agreement.
[specify particulars of any non compliance with Credit Agreement or US Credit Agreement or any Default of Event of Default under the US Credit Agreement]
[The following is required only if section 7.04 of the US Credit Agreement has been amended, restated or replaced without acknowledgement by National City Bank, as Administrative Agent, by execution of such amendment, restatement or replacement or other writing:
That as of                     , 20                     :
(a)	such financial information as presented for RTI International’s fiscal period ending present fairly, completely and accurately in accordance with

GAAP (subject to normal year-end adjustments) the Consolidated financial position and results of operations of the Borrower and RTI International, as applicable, subject to year-end audit and audit adjustments, and to the best of my knowledge, the information presented is true, correct and complete in all material respects.

(b)	The Leverage Ratio for the applicable period of to was :1, which (is/is not) greater than the required covenant of 3.25:1.00 for such period as calculated on the attached schedule.

(c)	The Consolidated EBITDA to Consolidated Interest Expense ratio for the applicable period of to was :1.00, which (is/is not) less than the required covenant of 2.00:1.0 for such period as calculated on the attached schedule.]
In accordance with the reporting requirements of the Credit Agreement, we enclose the following reports:
     [List reports]
DATED the       day of                     , 20       .

Name:
Title:

ANNEX “2”
SCHEDULE “F”
See Attached.